UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2020

NEPHROS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32288	13-3971809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Lackawanna Place, South Orange, New Jersey 07079

(Address of principal executive offices, including ZIP code)

(201) 343-5202

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NEPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

Loan Agreement with Specialty Renal Products

On October 7, 2020, Nephros, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Specialty Renal Products, Inc., a Delaware corporation (“SRP”) and a majority-owned subsidiary of the Company. The purpose of the Loan Agreement is to allow SRP to fund the preparation and submission to the FDA of SRP’s hemodialysis filtration (“HDF”) product for 510(k) clearance and to conduct clinical trial and commercial launch activities for SRP’s HDF product.

The Loan Agreement allows SRP to borrow up to $1,258,555.56 from the Company pursuant to a Convertible Promissory Note (the “Note”). As of the date of entry into the Loan Agreement, the Company has already made a disbursement of $758,555.56 to SRP. Further disbursements of up to $500,000 may be made upon written request from SRP to the Company until the Commitment Period Expiration Date, which is the earlier of (i) the date on which an Event of Default (as defined in the Loan Agreement) occurs, or (ii) November 30, 2021.

Simple interest shall accrue daily on the unpaid principal balance of the amounts funded under any disbursement commencing on the date such disbursement is made and continuing until repaid or converted in full at a rate per annum equal to 8.00%. If SRP fails to make any payment of principal or interest with respect to the loan, SRP shall pay, in respect of the outstanding principal amount and interest of the loan, interest at the rate per annum equal to the interest rate plus 4.00% for so long as such payment remains outstanding. Such interest shall be payable on demand.

Upon the occurrence of a Financing Event (as defined in the Loan Agreement) in which SRP sells $2,000,000 or more of New Securities (as defined in the Loan Agreement), the Company shall have the right to convert all or a portion of the loan balance into that number of shares or units of New Securities sold by SRP determined by dividing the Conversion Amount by the Conversion Price, each as defined in the Loan Agreement. In the case of conversion, all rights of the Company with respect to such Conversion Amount shall terminate.

The Loan Agreement contains customary affirmative covenants and customary covenants that limit the ability of SRP and its subsidiaries to, among other things, merge into or consolidate with another entity, sell its assets other than in the ordinary course of its business, change its state of incorporation, guarantee or otherwise become liable for obligations of any third party, or grant or permit to exist any other security interest or lien in any of SRP’s assets.

The Loan Agreement contains customary events of default, such as the failure to pay obligations when due, SRP’s failure to perform its obligations under the Loan Agreement, initiation of bankruptcy or insolvency proceedings, or one or more judgments against SRP, which in the aggregate exceed $100,000. Upon an event of default, the Company may, subject to customary cure rights, require the immediate payment of all amounts outstanding under the Loan Agreement.

The preceding description of the Loan Agreement and the Note is qualified in its entirety by reference to the entire text of the Loan Agreement and the Note, filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Loan Agreement between the Company and Specialty Renal Products, dated October 7, 2020.
10.2	8% Convertible Promissory Note, from Specialty Renal Products, Inc. to the Company, dated October 7, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

Dated: October 13, 2020	By:	/s/ Andrew Astor
Andrew Astor
Chief Executive Officer